UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2019

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive
West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Affiliated Managers Group, Inc. (the “Company”) today announced the appointment of Thomas M. Wojcik as its next Chief Financial Officer. Jay C. Horgen, President and Chief Financial Officer, will serve as CFO until no later than the announcement of the Company’s earnings for the second quarter of 2019, and will continue in his role as President of the Company thereafter. Mr. Wojcik will join the Company on April 22, 2019, as Executive Vice President, Finance, and upon his transition to Chief Financial Officer, he will oversee the Company’s finance, accounting, and capital management functions, including investor relations, reporting to Mr. Horgen.

Mr. Wojcik joins the Company from BlackRock, Inc., where he most recently served as Managing Director and Chief Financial Officer for Europe, Middle East, and Africa (EMEA), Head of EMEA Strategy, and Global Head, Investor Relations. Mr. Wojcik was also a member of the firm’s Global Operating Committee, Human Capital Committee, and EMEA Executive Committee. He previously served as Head of Americas Strategy and on the firm’s Americas Executive Committee. Before joining BlackRock in 2012, Mr. Wojcik was responsible for coverage of the financial services sector at Hunter Global Investors, a fundamental long/short equity hedge fund. Prior to that, he was an investor at Durham Asset Management, a distressed credit and special situations hedge fund, and at Nautic Partners, a middle-market private equity firm. Mr. Wojcik began his career as an investment banker in the Financial Institutions Group at Merrill Lynch & Co. He earned a B.A. in economics from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Pursuant to a letter agreement entered into with the Company on March 20, 2019, Mr. Wojcik will receive an annual base salary of $500,000 and will be eligible to receive 2019 incentive compensation determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) consistent with the incentive compensation practice for the Company’s other executive officers. Subject to the approval of the Compensation Committee, Mr. Wojcik will receive an award of restricted stock units of the Company to compensate Mr. Wojcik for amounts that he will forfeit upon his departure from his prior employer. No later than July 31, 2019, Mr. Wojcik will also be granted additional equity interests of the Company, in a form determined by the Compensation Committee and subject to the Company’s equity grant policy, with a fair value of $4 million, to further incentivize Mr. Wojcik and to align his interests with the long-term interests of the Company’s stockholders. Mr. Wojcik will also be eligible to participate in the Company’s health, benefit and retirement plans available to other executive officers.

There is no arrangement or understanding between Mr. Wojcik and any other person pursuant to which he was elected as an officer of the Company, and there are no familial relationships between Mr. Wojcik and any of the Company’s directors or executive officers.

The Company issued a press release announcing the appointment of Mr. Wojcik, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 20, 2019*

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 20, 2019	By:	/s/ David M. Billings
		Name:	David M. Billings
		Title:	General Counsel and Secretary

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